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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       FEBRUARY 6, 1998
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                                 CALL NOW, INC.
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             (Exact name of registrant as specified in its charter)


          FLORIDA                        0-27160                65-0337175
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(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                   File No.)          Identification No.)

                    P.O. BOX 531399, MIAMI SHORES, FL 33153
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Registrant's telephone number, including area code     (305) 751-5115
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         Item 5.  Other Matters

         On February 6, 1997 Registrant entered into an agreement to acquire 62,500 shares of Series A Preferred Stock of Compressent Corporation for $62.50 per share. In addition, Registrant agreed to lend Compressent Corporation up to $10 million for working capital and acquisition purposes under certain circumstances.

         Item 8.  Exhibits and Financial Statements.

         A.       Exhibits

         99.1 Preferred Stock and Warrant Purchase Agreement with Compressent Corporation dated February 6, 1998.

         99.2     Loan Agreement with Compressent Corporation dated
                  February 6, 1998

         99.3 Amendment to Preferred Stock and Warrant Agreement and Loan Agreement


                                   SIGNATURES
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         Pursuant to the requirements of the Securities Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              CALL NOW, INC.




                                              By: /s/ Wiilliam M. Allen
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                                                  William M. Allen
                                                  Chairman

February 9, 1998